[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchased in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Corporation
Subject to Rule 10f-3 Under the Investment Company Act of 1940
ALLIANCE TECHNOLOGY FUND
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10f-3 TRANSACTIONS FOR THE PERIOD DECEMBER 1, 1999 THROUGH MAY 31, 2000
                                                                         Total   % of
                                                              Shares     Shares  Offering                        Shares
                          Date     Shares   % of FundPrice perPurchased bOffered PurchasedPurchased              Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group(From                   05/31/00
Harris Interactive, Inc.  12/06/99 3,100    0.00%    $14.00   9,800      5,800   0.17%    Lehman Bros. Inc.      0
Free Markets Inc.         12/09/99 4,500    0.00%    $48.00   17,500     3,600   0.49%    Morgan Stanley & Co.   0
Tritel Inc.               12/13/99 5,900    0.00%    $18.00   23,000     9,375   0.25%    Goldman Sachs & Co.    0
Xpedior Inc.              12/16/99 2,200    0.00%    $19.00   7,000      8,535   0.08%    J.P. Morgan Sec.       0
Extensity, Inc.           01/27/00 7,400    0.00%    $20.00   23,800     4,000   0.60%    DB Clearing            0
Caminus                   01/28/00 6,900    0.00%    $16.00   22,500     4,372   0.51%    DB Clearing            0
Dobson Communications Corp02/03/00 49,000   0.00%    $22.00   162,300    25,000  0.65%    Lehman Bros. Inc.      0
Mediacom Comm.            02/03/00 70,000   0.00%    $19.00   231,800    20,000  1.16%    Salomon Smith Barney   0
Landacorp Inc.            02/09/00 1,600    0.00%    $10.00   5,900      3,500   0.17%    Lewco Sec.             0
Organic Inc.              02/09/00 1,000    0.00%    $20.00   35,200     5,500   0.64%    Banc America Sec.      0
Organic Inc.              02/09/00 1,000    0.00%    $20.00   35,200     5,500   0.64%    Thomas Weisel          0
Organic Inc.              02/09/00 8,400    0.00%    $20.00   35,200     5,500   0.64%    Goldman Sachs & Co.    0
Lante Corp                02/10/00 6,200    0.00%    $20.00   37,600     4,000   0.94%    CS First Boston        0
Lante Corp                02/10/00 3,500    0.00%    $20.00   37,600     4,000   0.94%    Invemed Association    0
Lante Corp                02/10/00 1,500    0.00%    $20.00   37,600     4,000   0.94%    Thomas Weisel          0
Witness Systems           02/10/00 1,200    0.00%    $20.00   7,400      3,800   0.19%    Lewco Sec.             0
Witness Systems           02/10/00 1,000    0.00%    $20.00   7,400      3,800   0.19%    Goldman Sachs & Co.    0
Eloquent Inc.             02/17/00 6,900    0.00%    $16.00   26,800     4,500   0.60%    Piper Jaffray          0
Eloquent Inc.             02/17/00 1,000    0.00%    $16.00   26,800     4,500   0.60%    Thomas Weisel          0
Register.com              03/03/00 1,000    0.00%    $24.00   26,000     5,000   0.52%    Thomas Weisel          0
Register.com              03/03/00 500      0.00%    $24.00   26,000     5,000   0.52%    Banc America Sec.      0
Register.com              03/03/00 4,300    0.00%    $24.00   26,000     5,000   0.52%    DB Clearing            0
Register.com              03/03/00 500      0.00%    $24.00   26,000     5,000   0.52%    Soundview Technology   0
Prime Response            03/03/00 6,500    0.00%    $18.00   29,100     3,500   0.83%    Robertson Stephens     0
Versata                   03/03/00 5,300    0.00%    $24.00   23,300     3,850   0.61%    Thomas Weisel          0
Net 2000 Communications   03/06/00 1,000    0.00%    $20.00   144,300    10,000  1.44%    Ormes Capital          0
Net 2000 Communications   03/06/00 30,800   0.00%    $20.00   144,300    10,000  1.44%    Goldman Sachs & Co.    0
First World Communications03/07/00 19,400   0.00%    $17.00   87,800     10,000  0.88%    Lehman Bros. Inc.      0
PSI Technologies Holdings 03/16/00 1,900    0.00%    $16.00   8,600      3,500   0.25%    Lewco Sec.             0
Tibco Software            03/21/00 276,000  0.00%    $106.00  288,000    5,000   5.76%    Goldman Sachs & Co.    0
I3 Mobile                 04/06/00 2,800    0.00%    $16.00   15,700     5,100   0.31%    DB Clearing            0
Go America Inc.           04/06/00 44,200   0.00%    $16.00   201,200    10,000  2.01%    Bear Stearns           0
AT & T Wireless Group     04/26/00 6,673,2000.00%    $29.50   42,949,900 306,000 14.04%   Merrill Lynch          0








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* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.
**Indicates the puchase of an Eligible Rule 144A Security.
1) Purchases by all Alliance Funds, including the Fund, may not exceed: (a) if purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principal amount of the offering of such class; or (b) if purchased in an Eligible Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.